                                                                   EXHIBIT 99.1


                                                           Contact:  Jim Bauer
                                                           Investor Relations
                                                           (678) 473-2647
                                                           jim.bauer@arrisi.com


                      ARRIS ANNOUNCES SECOND QUARTER 2003
                               FINANCIAL RESULTS


DULUTH, GA. (JULY 23, 2003) ARRIS (NASDAQ:ARRS), a global telecommunications technology leader, today announced financial results for the second quarter 2003.

FINANCIAL HIGHLIGHTS:

-        Revenues for the second quarter were $101.7 million.

- Net income (loss) per share for the second quarter was $(0.37) which includes: amortization of intangibles, severance costs associated with the previously announced cost reduction actions implemented in the quarter, a charge associated with the write down of an investment in a start-up company, and incremental reserves related to Cabovisao receivables. Net income (loss) per share excluding these items was $(0.13) for the second quarter.

- Cash on hand at the end of the quarter was $67.2 million, with zero drawn on the revolving credit facility. Approximately $2.9 million of cash was generated from operations in the second quarter.

- The remaining $11.5 million balance of the convertible notes due May 15, 2003 were redeemed for cash in the quarter.

FINANCIAL DETAILS:

Second quarter revenues were $101.7 million, up from first quarter 2003 revenues of $91.3 million and within the range of current guidance for the quarter. Through the first two quarters of 2003, revenues were $193.1 million, as compared to $348.9 million in 2002.

On a GAAP basis, net income (loss) for the second quarter was $(27.8) million or $(0.37) per share, as compared to $0.04 per share in the first quarter of 2003 and $(0.50) per share in the second quarter 2002. Net income (loss) through the first six months of 2003 was a loss of $(24.3) million or $(0.31) per share as compared to a loss of $(100.6) million, or $(1.24) per share in 2002. The second quarter earnings include the impact of: 1) amortization of intangibles of $(8.8) million, or $(0.12) per share, 2) severance costs associated with cost reduction actions implemented in the quarter of $(1.5) million, or $(0.02) per share, 3) a charge associated with the write down of an investment in a start-up company of $(1.0) million, or $(0.01) per share, and 4) incremental reserves for allowance for doubtful accounts related to Cabovisao of $(6.4) million, or $(0.09) per share. Excluding these items, net income (loss) was $(10.1) million or $(0.13) per share in the second quarter of 2003. The Company noted that the second quarter 2003 also included foreign exchange gains of approximately $0.02 per share.

Broadband product revenues were $66.5 million in the second quarter as compared to the first quarter 2003 level of $61.7 million. Supplies & Services product revenues were $35.2 million in the second quarter, as compared to $29.7 million in the first quarter of 2003. International sales were $17.8 million in the second quarter, as compared to $18.7 million in the first quarter 2003. Sales to Comcast/AT&T Broadband were $36.1 million in the second quarter, as compared to $23.8 million in the first quarter 2003. Backlog at the end of the second quarter was $43.3 million compared to $54.6 million at the end of the first quarter 2003. Bookings in the second quarter were $90.4 million as compared to $102.2 million in the first quarter 2003. Both the bookings and backlog reflect the removal of approximately $7.5 million of orders on hand from 2002 related to Cabovisao. The book-to-bill ratio, excluding the impact of the removal of the Cabovisao orders, was approximately 0.96 in the second quarter 2003, compared to 1.12 in the first quarter 2003.

Operating expenses (excluding amortization of intangibles) were $43.7 million for the quarter, which included the charges related to cost reductions of ($1.5 million) and the incremental reserves for doubtful accounts associated with Cabovisao of ($6.4 million), as discussed above. This compares to $37.6 million in the first quarter of 2003, which included a $2.2 million write off related to customer relations software. During the second quarter, the Company undertook several actions to reduce its breakeven point, including a reduction in workforce by approximately 70 employees.

The Company ended the second quarter with $67.2 million of cash on hand and continues to have zero drawn on its revolving credit facility. During the second quarter, the Company redeemed the remaining balance of its convertible notes due May 15, 2003 for $11.5 million in cash. The Company generated approximately $2.9 million of cash from operations in the quarter.

The Company ended the second quarter with $106.0 million of net inventory, which was slightly up from the first quarter level of $104.3 million. Inventory turns were 2.8 at the end of the second quarter as compared to 2.6 at the end of the first quarter 2003. Trade accounts receivable were $55.2 million at the end of the second quarter and compares to $69.6 million at the end of the first quarter 2003. Included within the accounts receivable balance is approximately
18.6 million
euros due from Cabovisao, a Portugal-based MSO, prior to reserves for doubtful accounts. As previously disclosed, Cabovisao and its parent company CSii are in the process of restructuring their financing. CSii filed for court supervised restructuring and recapitalization in Canada on June 30, 2003. The Company continues to monitor the progress of the financing efforts by Cabovisao and is actively negotiating the settlement of the past due amount. Based upon these negotiations, the Company incrementally added approximately $6.4 million in incremental reserves for these receivables in the second quarter. DSO's were 56 days at the end of the second quarter as compared to 75 days at the end of the first quarter 2003.

 "Although limited visibility on customer spending continues, we are most pleased to see that our C4 CMTS footprint continues to expand. Sales of this product line rose significantly during the quarter," said Bob Stanzione, ARRIS Chairman, President & CEO. "I continue to be optimistic about improvements in overall industry spending as our customers extend or resume their cable telephony rollouts, but we remain cautious until spending visibility improves. Although we have taken a number of actions to reduce operating expenses and lower our breakeven point, we remain committed to maintaining the technological leadership of our cable telephony and next generation high-speed data products. Our recently announced agreement to acquire Com21's CMTS assets and our continuing substantial investment in R & D are examples of this commitment. I was especially pleased during the quarter that GCI Communications selected ARRIS to provide our Cadant C4 and Touchstone telephony ports to provide VoIP services in its operating area. This win exemplifies our technological leadership not only in existing CBR telephony services, but also in new VoIP service rollouts," concluded Stanzione.

During the quarter, the Company announced that GCI Communications had signed a multi-year agreement for ARRIS to provide up to 18 fully loaded Cadant(R) C4 Cable Modem Termination Systems (CMTS) and up to 63,000 Touchstone telephony ports. Altrio Communications also purchased the C4 for voice and tiered data services. In addition, the Company announced that three regional utility companies would use the C4 to offer voice and data to their residential and business customers. These customer wins were supported by successful CableLabs product certifications and qualifications of ARRIS products in the April 2003 Wave 25 testing where the C4 received PacketCable 1.0 qualification and the Touchstone Cable Modem 450 was certified for both DOCSIS 2.0 and 1.1.

The Company also recently announced that it had entered into a definitive agreement for the acquisition of the CMTS related assets of Com 21, including its Irish subsidiary, for approximately $2.8 million, subject to the approval of the U.S. bankruptcy courts and certain other conditions. The transaction will culminate in the addition to the Company's portfolio of the C3 CMTS, a DOCSIS 2.0, Layer 3 capable, feature rich rack mounted CMTS designed to meet the needs of smaller scale systems, both domestically and internationally.

"We are pleased that the turnaround in revenues from the first quarter and the actions taken during the quarter to reduce ongoing expenses will accelerate our return to profitability," said Larry Margolis, ARRIS EVP & CFO. "However, we remain cautious about forecasting any financial results beyond the current quarter. We now believe that third quarter 2003 revenues will improve into the range of $105 million to $115 million with net income (loss) per share in the range of $(0.18) to $(0.24) inclusive of amortization of intangibles, or $(0.06) to $(0.12) excluding the amortization of intangibles. Included in the net income (loss) is approximately $(0.02) per share of costs related to the anticipated divestiture of our ESP consulting services."

ARRIS management will conduct a conference call at 8:30am EST on Thursday July 24, 2003 to discuss these results in detail. You may participate in this conference call by dialing (877) 691-0879 prior to the start of the call and providing the ARRIS Group, Inc. name and Jim Bauer as the moderator. Please note that ARRIS will not accept any calls related to this earnings release during the period between the 6:30pm EST release on July 23, 2003 and the completion of the scheduled conference call at 8:30am EST on July 24, 2003. A replay of the conference call can be accessed through Monday July 28, 2003 by dialing (877) 519-4471 and using the PIN#4040823. A replay also will be made available for a period of 12 months following the conference call on ARRIS' website at www.arrisi.com.

ARRIS provides broadband local access networks with innovative next generation high-speed data and telephony systems for the delivery of voice, video and data to the home and business. ARRIS complete solutions enhance the reliability and value of converged services from the network to the subscriber. Headquartered in Duluth, Georgia, USA, ARRIS has design, engineering, distribution, service and sales office locations throughout the world. Information about ARRIS' products and services is found at www.arrisi.com.

Forward-looking statements:

Statements made in this press release, including those related to:

         -        third quarter 2003 revenues and earnings;

         -        the general market outlook; and

         -        the timing of improvements in industry conditions

are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things,

         - projected results for the third quarter 2003 are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management's control;

         - because the market in which ARRIS operates is volatile, actions taken and contemplated may not achieve the desired impact relative to changing market conditions and the success of these strategies will be dependent on the effective implementation of those plans while minimizing organizational disruption; and

         - several of the substantial participants in our industry, including some of our customers are in a weakened financial condition which could directly or indirectly cause a reduced demand for our products or other unexpected consequences, additionally, we cannot be certain if or when the general uncertainty in our industry will stabilize or improve.

In addition to the factors set forth elsewhere in this release, other factors that could cause results to differ from current expectations include: the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of ARRIS to react to changes in general industry and market conditions including regulatory developments; rights to intellectual property, market trends and the adoption of industry standards; and consolidations within the telecommunications industry of both the customer and supplier base. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company's business. Additional information regarding these and other factors can be found in ARRIS' reports filed with the Securities and Exchange Commission. In providing forward-looking statements, the Company expressly disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise.


                                    # # # #

                               ARRIS GROUP, INC.
                          CONSOLIDATED BALANCE SHEETS
                                 (in thousands)


                                                                     JUNE 30      MARCH 31                 SEPTEMBER 30  JUNE 30
                                                                       2003         2003      DECEMBER 31     2002         2002
                                                                    (UNAUDITED)  (UNAUDITED)     2002      (UNAUDITED)  (UNAUDITED)
                                                                    -----------  -----------  -----------  ------------ -----------

ASSETS

Current assets:
           Cash and cash equivalents                                 $  67,217    $  76,543    $  98,409    $  94,037    $  53,212
           Accounts receivable, net                                     54,942       69,264       78,743      132,418      143,073
           Accounts receivable from Nortel                                 215          289        2,212        2,930        3,177
           Other receivables                                             1,289        1,919        3,154        3,766        6,292
           Inventories                                                 105,980      104,331      104,203      113,874      122,550
           Income taxes recoverable                                         --           --           --           --       12,629
           Investment held for resale                                      103          160          137           83          225
           Current assets - discontinued operations                         --           --           --       22,830       26,190
           Other current assets                                         12,453       14,647       14,834       18,905       21,057
                                                                     ---------    ---------    ---------    ---------    ---------
                 Total current assets                                  242,199      267,153      301,692      388,843      388,405

Property, plant and equipment, net                                      29,068       30,210       34,540       40,528       42,510
Goodwill                                                               150,569      151,253      151,265      222,507      223,561
Intangibles                                                             48,054       56,794       64,843       74,318       83,026
Investments                                                              3,179        4,885        4,594       12,387       12,593
Deferred income taxes, net                                                  --           --           --           --           --
Other assets                                                             9,723       11,701        6,478       10,721       10,078
                                                                     ---------    ---------    ---------    ---------    ---------
                                                                     $ 482,792    $ 521,996    $ 563,412    $ 749,304    $ 760,173
                                                                     =========    =========    =========    =========    =========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
           Accounts payable                                          $  28,807    $  29,343    $  24,253    $  43,383    $  53,073
           Accrued compensation, benefits and related taxes             17,187       16,914       23,423       27,238       25,181
           Accounts payable and accrued expenses - Nortel                  427          540       11,303       13,095       19,643
           Current portion of long-term debt                               184       11,755       23,887       99,598       99,598
           Current portion of capital lease obligations                  1,171        1,415        1,120        1,142        1,163
           Other accrued liabilities                                    40,803       39,513       44,360       41,037       44,619
                                                                     ---------    ---------    ---------    ---------    ---------
                 Total current liabilities                              88,579       99,480      128,346      225,493      243,277

Capital lease obligations, net of current portion                          139          337          158          389          615
Long-term debt                                                         125,000      125,028           --           --           --
                                                                     ---------    ---------    ---------    ---------    ---------
                 Total liabilities                                     213,718      224,845      128,504      225,882      243,892

Membership interest - Nortel                                                --           --      114,518      111,768      109,110
                                                                     ---------    ---------    ---------    ---------    ---------
                 Total liabilities & membership interest               213,718      224,845      243,022      337,650      353,002

Stockholders' equity:
           Preferred stock                                                  --           --           --           --           --
           Common stock                                                    757          758          831          830          828
           Capital in excess of par value                              577,592      578,397      603,563      603,639      603,109
           Unearned compensation                                        (2,397)      (3,328)      (1,649)      (2,010)      (2,175)
           Unrealized holding gain (loss) on marketable securities          90          445          227       (3,469)      (3,656)
           Unfunded pension losses                                      (1,219)      (1,219)      (1,219)          --           --
           Retained earnings                                          (305,652)    (277,883)    (281,329)    (187,283)    (190,769)
           Cumulative translation adjustments                              (97)         (19)         (34)         (53)        (166)
                                                                     ---------    ---------    ---------    ---------    ---------
                 Total stockholders' equity                            269,074      297,151      320,390      411,654      407,171
                                                                     ---------    ---------    ---------    ---------    ---------
                                                                     $ 482,792    $ 521,996    $ 563,412    $ 749,304    $ 760,173
                                                                     =========    =========    =========    =========    =========

                               ARRIS GROUP, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (unaudited)
                       (in thousands, except share data)


                                                              THREE MONTHS ENDED                    SIX MONTHS ENDED
                                                                   JUNE 30,                             JUNE 30,
                                                            ---------------------------         ---------------------------
                                                               2003             2002              2003              2002
                                                            ---------         ---------         ---------         ---------

Net sales                                                   $ 101,710         $ 176,502         $ 193,053         $ 348,899
Cost of sales                                                  74,525           116,023           141,124           230,189
                                                            ---------         ---------         ---------         ---------
     Gross profit                                              27,185            60,479            51,929           118,710
Operating expenses:
     Selling, general, administrative and development          43,681            68,262            80,921           115,445
     Restructuring and impairment charges                          --                --               336                --
     Amortization of intangibles                                8,764             8,708            17,472            17,078
                                                            ---------         ---------         ---------         ---------
                                                               52,445            76,970            98,729           132,523
                                                            ---------         ---------         ---------         ---------
Operating profit (loss)                                       (25,260)          (16,491)          (46,800)          (13,813)

Interest expense                                                2,990             2,102             4,654             4,400
Membership interest                                                --             2,500             2,418             5,000
Loss (gain) on debt retirement                                     --             9,276           (28,506)            9,276
Loss (gain) on investments                                      1,037             1,356             1,014             1,570
Other (income) expense, net                                    (1,518)           (4,693)           (2,057)           (3,670)
                                                            ---------         ---------         ---------         ---------
     Income (loss) from continuing operations
       before income taxes                                    (27,769)          (27,032)          (24,323)          (30,389)
Income tax expense (benefit)                                       --                --                --            (6,800)
                                                            ---------         ---------         ---------         ---------
     Net income (loss) from continuing operations             (27,769)          (27,032)          (24,323)          (23,589)

Discontinued Operations:
     Income (loss) from discontinued operations                    --           (13,682)               --           (19,059)
     Income tax expense (benefit)                                  --                --                --                --
                                                            ---------         ---------         ---------         ---------
          Gain (loss) from discontinued operations                 --           (13,682)               --           (19,059)
                                                            ---------         ---------         ---------         ---------
             Net income (loss) before cumulative effect
               of an accounting change                        (27,769)          (40,714)          (24,323)          (42,648)
Cumulative effect of an accounting change - goodwill               --                --                --            57,960

     Net income (loss)                                      $ (27,769)        $ (40,714)        $ (24,323)        $(100,608)
                                                            =========         =========         =========         =========

Net income (loss) per common share
   Basic: Income (loss) from continuing operations          $   (0.37)        $   (0.33)        $   (0.31)        $   (0.29)
          Income (loss) from discontinued operations               --             (0.17)               --             (0.23)
          Cumulative effect of an accounting change                --                --                --             (0.71)
                                                            ---------         ---------         ---------         ---------

   Basic: Net income (loss)                                 $   (0.37)        $   (0.50)        $   (0.31)        $   (1.24)
                                                            =========         =========         =========         =========

   Diluted: Income (loss) from continuing operations        $   (0.37)        $   (0.33)        $   (0.31)        $   (0.29)
            Income (loss) from discontinued operations             --             (0.17)               --             (0.23)
            Cumulative effect of an accounting change              --                --                --             (0.71)
                                                            ---------         ---------         ---------         ---------

   Diluted: Net income (loss)                               $   (0.37)        $   (0.50)        $   (0.31)        $   (1.24)
                                                            =========         =========         =========         =========

Weighted average common shares
Basic                                                          74,992            82,236            78,509            81,252
                                                            =========         =========         =========         =========
Diluted                                                        74,992            82,236            78,509            81,252
                                                            =========         =========         =========         =========

                               ARRIS GROUP, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                  (unaudited)


                                                                             FOR THE THREE                FOR THE SIX
                                                                              MONTHS ENDED                MONTHS ENDED
                                                                                JUNE 30,                    JUNE 30,
                                                                         -----------------------     -----------------------
                                                                           2003           2002         2003           2002
                                                                         ---------     ---------     ---------     ---------

OPERATING ACTIVITIES:
         Net income (loss)                                               $ (27,769)    $ (40,714)    $ (24,323)    $(100,608)
         Adjustments to reconcile net income (loss) to net cash
           provided by (used in) operating activities:
             Depreciation                                                    3,505         5,287         9,670        10,851
             Amortization of intangibles                                     8,764         8,708        17,472        17,078
             Amortization of deferred finance fees                           1,211           641         2,154         1,276
             Amortization of unearned compensation                             809           395         1,285           886
             Provision for doubtful accounts                                 6,875        21,595         7,718        23,025
             Loss on disposal of fixed assets                                    5            --             5            19
             Loss (gain) on investments                                      1,037         1,356         1,014         1,570
             Loss (gain) on debt retirement                                     --         9,276       (28,506)        9,276
             Gain on sale of discontinued product lines                         --         8,536            --         8,536
             Cumulative effect of an accounting change - goodwill               --            --            --        57,960
         Changes in operating assets & liabilities, net of effects of acquisitions and disposals:
             Accounts receivable                                             7,521       (34,465)       18,080       (32,006)
             Other receivables                                                 630         6,233         1,865         3,757
             Inventory                                                      (1,649)        4,059        (1,446)       25,856
             A/P & accrued liabilities                                         285         2,888       (16,868)        4,850
             Income taxes recoverable                                           --           224            --        (7,563)
             Accrued membership interest                                        --         2,500         2,418         5,000
             Other, net                                                      1,714         1,504           420        (7,783)
                                                                         ---------     ---------     ---------     ---------
                 NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES         2,938        (1,977)       (9,042)       21,980

INVESTING ACTIVITIES:
         Purchases of property, plant, and equipment                        (1,519)       (2,444)       (2,618)       (3,622)
         Cash proceeds from sale of Keptel product line                         --        30,000            --        30,000
         Cash proceeds from sale of Actives product line                     1,800            --         1,800            --
         Cash paid for acquisition                                            (100)         (159)         (558)         (835)
         Cash proceeds from sale of investment                                 130            --           130            --
                                                                         ---------     ---------     ---------     ---------
                 NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES           311        27,397        (1,246)       25,543

FINANCING ACTIVITIES:
         Proceeds from issuance of bonds                                        --            --       125,000            --
         Redemption of preferred membership interest                            --            --       (88,430)           --
         Repurchase and retirement of common stock                              --            --       (28,000)           --
         Payments on capital lease obligations                                (442)         (243)         (834)         (403)
         Payments on debt obligations                                      (11,599)           --       (23,969)           --
         Deferred finance costs paid                                          (534)           --        (5,278)           --
         Proceeds from issuance of stock                                        --           678           607           755
                                                                         ---------     ---------     ---------     ---------
                 NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES       (12,575)          435       (20,904)          352

                 NET INCREASE IN CASH AND CASH EQUIVALENTS                  (9,326)       25,855       (31,192)       47,875
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                            76,543        27,357        98,409         5,337
                                                                         ---------     ---------     ---------     ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                               $  67,217     $  53,212     $  67,217     $  53,212
                                                                         =========     =========     =========     =========

                               ARRIS GROUP, INC.
                      SUPPLEMENTAL EARNINGS RECONCILIATION
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)


                                                           THREE MONTHS ENDED                        SIX MONTHS ENDED
                                                              JUNE 30, 2003                           JUNE 30, 2003
                                                       -----------------------------           -----------------------------
                                                                         PER DILUTED                             PER DILUTED
                                                        AMOUNT              SHARE               AMOUNT              SHARE
                                                       --------          -----------           --------          -----------

Net income (loss)                                      $(27,769)          $    (0.37)          $(24,323)          $    (0.31)

Highlighted items:
     Amortization of intangibles                          8,764                 0.12             17,472                 0.22
     Severance related to workforce reduction             1,507                 0.02              1,507                 0.02
     Allowance for Cabovisao receivable                   6,400                 0.09              6,400                 0.08
     Loss on investments                                  1,037                 0.01              1,014                 0.01
     Gain on retirement of membership interest               --                   --            (28,506)               (0.36)
     Write-off of customer relationship software             --                   --              2,243                 0.03
                                                       --------           ----------           --------           ----------

          Total highlighted items                        17,708                 0.24                130                 0.00
                                                       --------           ----------           --------           ----------
Net income (loss) excluding highlighted items          $(10,061)          $    (0.13)          $(24,193)          $    (0.31)
                                                       ========           ==========           ========           ==========

Weighted average common shares - diluted                                      74,992                                  78,509
                                                                          ==========                              ==========


ARRIS believes that presenting net income and earnings per share amounts adjusted for the events described above provides meaningful information which will allow investors to more easily compare ARRIS' financial performance period to period. Therefore, ARRIS will continue to provide similar information in the future with full schedules reconciling the differences between GAAP and non-GAAP financial measures. As used herein, "GAAP" refers to accounting principles generally accepted in the United States.